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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT ACCOUNTS

                  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 31, 2003 relating to the consolidated financial statements and financial statement schedule, which appears in Viewpoint Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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     New York, New York
     July 29, 2003